As filed with the United States Securities and Exchange Commission on November 23, 1999.
                                                    Registration No. 333-42013

==============================================================================

                                UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------


                      POST-EFFECTIVE AMENDMENT NO. 2
                                     TO
                                  FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ----------------------


                              CENTURYTEL, INC.
            (Exact name of registrant as specified in its charter)

     LOUISIANA                                       72-0651161
 (State or other                                     (I.R.S. Employer
jurisdiction of incorporation                      Identification Number)
  or organization)

                            100 CENTURY PARK DRIVE
                            MONROE, LOUISIANA 71203
                                (318) 388-9500
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                           ----------------------



          COPY TO:                                 Harvey P. Perry                           COPY TO:
   Kenneth J. Najder                    Executive Vice President, General Counsel         David P. Falck
  Jones, Walker, Waechter,                         and Secretary                    Winthrop, Stimson, Putnam
Poitevent, Carrere & Denegre, L.L.P.              CENTURYTEL, INC.                          & Roberts
201 St. Charles Avenue, 51st Floor           100 Century Park Drive                   One Battery Park Plaza
New Orleans, Louisiana 70170-5100            Monroe, Louisiana 71203                New York, New York  10004
       (504) 582-8000                             (318) 388-9500                            (504) 858-1000

             (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ----------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after the effective date of this registration statement

                           ----------------------


    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ X ]




THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT NO. 2 BECOME EFFECTIVE AS SOON AS PRACTICABLE PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT.

                               EXPLANATORY NOTE:

    On  December  11,  1997,  CenturyTel,  Inc. (the "Registrant"), a Louisiana
corporation formerly named "Century Telephone Enterprises, Inc.," filed Registration Statement No. 333-42013 (the "Registration Statement") to register the sale of $1,500,000,000 of senior debt securities, preferred stock, common stock (including accompanying preference share purchase rights), and warrants on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act of 1933. This Post-Effective Amendment No. 2 (this "Amendment") is being filed for the purposes described below.

    1. This Amendment is being filed to amend and restate the exhibit index of the Registration Statement so that it reads in its entirety as follows:

                                 EXHIBIT INDEX


    Exhibit No.                         Exhibit

          1 Form of Underwriting Agreement to be used in connection with sales of Senior Debt Securities.*

          2.1 Stock Purchase Agreement dated June 11, 1997 by and between, among others, the Registrant and PacifiCorp Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K dated June 11, 1997), as amended by an instrument dated as of November 5, 1997 (incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated December 11, 1997).

          3.1 Amended and Restated Articles of Incorporation of the Registrant, dated as of May 6, 1999 (incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

          3.2 By-laws of the Registrant as amended through August 24, 1999 (incorporated by reference to Exhibit 3(ii) of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

          4.1 Rights Agreement dated as of August 27, 1996 between the Registrant and Harris Trust and Savings Bank (successor-in-interest to Society National Bank), as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K filed August 30, 1996), as amended by Amendment No. 1 to Rights Agreement, dated May 25, 1999 (incorporated by reference to Exhibit 4.2 (ii) to the Registrant's Current Report on Form 8-K dated May 25, 1999).

          4.2 Indenture dated as of March 31, 1994 between the Registrant and Regions Bank (successor-in-interest to Regions Bank of Louisiana and First American Bank & Trust of Louisiana), as Trustee (incorporated by reference to Exhibit 25 to the Registrant's Registration Statement on Form S-3, Registration No. 33-59215).

          4.3 Form of Board Resolution to be used in designating and authorizing the terms and conditions of any series of Senior Debt Securities offered hereunder.*

          4.4    Form of Senior Debt Security (included within Exhibit 4.3)*

          4.5    Form of Preferred Stock.**

          4.6 Form of Articles of Amendment to the Registrant's Amended and Restated Articles of Incorporation to be used in connection with issuances of Preferred Stock.**

          4.7 Form of Common Stock (incorporated by reference to Exhibit 4.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

          4.8    Form   of  Warrant   Agreement   to   purchase   Senior   Debt
                 Securities.**

          4.9    Form of  Senior Debt Security Warrant Certificate (included in
                 Exhibit 4.8).

          4.10   Form of Warrant Agreement to purchase Preferred Stock.**

          4.11   Form  of Preferred  Stock  Warrant  Certificate  (included  in
                 Exhibit 4.10).

          4.12   Form of Warrant Agreement to purchase Common Stock.**

          4.13 Form of Common Stock Warrant Certificate (included in Exhibit 4.12).

          5 Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.*

          12 Statement regarding computation of ratio of earnings to fixed charges.*

          23.1   Consent of KPMG Peat Marwick LLP.*

          23.2 Consent of Jones Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.*

          24     Power of Attorney.*

          25     Statement of Eligibility of Trustee on Form T-1.*

    ________________
    *     Previously filed as a part of this Registration Statement.
    ** To be filed by one or more post-effective amendments to this Registration Statement pursuant to Rule 462(d) if the Company determines that such securities are to be sold.


                           * * * * * * * * * *


   2. In light of the above-described changes to the exhibit index, this Amendment is also being filed to amend the Registrant's Prospectus dated
December 29, 1997 which forms a part of the Registration Statement (the "Prospectus") to (i) delete the last paragraph under the section of the Prospectus titled "The Company - Recent Acquisitions and Dispositions -- Acquisition of Pacific Telecom, Inc." and (ii) delete the second paragraph under the section of the Prospectus titled "Experts."

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on November 23, 1999.


                                    CENTURYTEL, INC.



                                    By:       /S/ Harvey P. Perry
                                          --------------------------------
                                                     Harvey P. Perry
                                          Executive Vice President, Secretary,
                                              General Counsel and Director



      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


        Signature                        Title                      Date
        ---------                        -----                      ----


            *                    Chairman of the Board        November 23, 1999
  ---------------------              of Directors
    Clarke M. Williams


            *                    Vice Chairman of the         November 23, 1999
  ---------------------           Board of Directors,
     Glen F. Post                 President and Chief
                                   Executive Officer


            *                Executive Vice President and     November 23, 1999
  ---------------------         Chief Financial Officer
   R. Stewart Ewing Jr.      (Principal Financial Officer)


   /S/ Neil A. Sweasy        Vice President and Controller    November 23, 1999
 ----------------------     (Principal Accounting Officer)
     Neil A. Sweasy

            *             Vice President - Strategic Issues   November 23, 1999
 ----------------------              and Director
     W. Bruce Hanks


   /S/ Harvey P. Perry        Executive Vice President,       November 23, 1999
 ----------------------      Secretary, General Counsel
     Harvey P. Perry                 and Director

            *                          Director               November 23, 1999
 ----------------------
     Jim D. Reppond


            *                          Director               November 23, 1999
 ----------------------
  William R. Boles, Jr.


            *                          Director               November 23, 1999
 ----------------------
   Ernest Butler, Jr.


            *                          Director               November 23, 1999
 ----------------------
     Calvin Czeschin


            *                          Director               November 23, 1999
 ----------------------
    James B. Gardner


            *                          Director               November 23, 1999
 ----------------------
   R. L. Hargrove, Jr.


            *                          Director               November 23, 1999
 ----------------------
      Johnny Hebert


            *                          Director               November 23, 1999
 ----------------------
      F. Earl Hogan


            *                          Director               November 23, 1999
 ----------------------
   C. G. Melville, Jr.


            *                          Director               November 23, 1999
 ----------------------
     Virginia Boulet


*By:  /S/ Harvey P. Perry
    ----------------------
       Harvey P. Perry
      Attorney-in-Fact